Exhibit 1.11

ARTICLES OF AMENDMENT OF TOP SHIPS INC. Reg. No. 3571

REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY
The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

NON RESIDENT

August 7, 2020

/s/ Cynthia Ro
Cynthia Ro Deputy Registrar

ARTICLES OF AMENDMENT TO THE

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TOP SHIPS INC.

PURSUANT TO SECTION 90 OF

THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

I, Alexandros Tsirikos, as the Chief Financial Officer of TOP Ships Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands as OCEAN HOLDINGS INC. on January 10, 2000 (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certify that:

1.	The name of the Corporation is: TOP Ships Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations on the 10th day of January, 2000 under the name “OCEAN HOLDINGS INC.”

3.	Articles of Amendment were filed with the Registrar of Corporations on the 30th day of April, 2004, changing the name of the Corporation to “TRANS OCEAN PETROLEUM TANKERS INC.”

4.	Articles of Amendment were filed with the Registrar of Corporations on the 10th day of May, 2004, changing the name of the Corporation to “TOP TANKERS INC.”

5.	Articles of Amendment were filed with the Registrar of Corporations on the 27th day of May, 2004.

6.	Restated and Amended Articles of Incorporation were filed with the Registrar of Corporations on the 21st day of July, 2004.

7.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of July, 2005.

8.	Articles of Amendment were filed with the Registrar of Corporations on the 17th day of December, 2007 changing the name of the Corporation to “TOP SHIPS INC.”

9.	Articles of Amendment were filed with the Registrar of Corporations on the 20th day of March, 2008.

10.	The Second Restated and Amended Articles of Incorporation were filed with the Registrar of Corporations on the 17th day of September, 2009.

11.	The Third Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 23rd day of June, 2011.

12.	Articles of Amendment were filed with the Registrar of Corporations on the 17th day of April, 2014.

13.	Articles of Amendment were filed with the Registrar of Corporations on the 16th day of February, 2016.

14.	A Certificate of Correction was filed with the Registrar of Corporations on the 14th day of February, 2017.

15.	Articles of Amendment were filed with the Registrar of Corporations on the 10th day of May, 2017.

16.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of June, 2017.

17.	Articles of Amendment were filed with the Registrar of Corporations on the 2nd day of August, 2017.

18.	Articles of Amendment were filed with the Registrar of Corporations on the 5th day of October, 2017.

19.	Articles of Amendment were filed with the Registrar of Corporations on the 23rd day of March, 2018.

20.	Articles of Amendment were filed with the Registrar of Corporations on the 21st day of August, 2019.

21.	Section D of the Third Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph:

“(d) Reverse Stock Split. Effective with the commencement of business on August 10, 2020, the Corporation shall effect a one-for-twenty-five reverse stock split as to its issued and outstanding shares of common stock, par value $0.01 per share. No fractional shares shall be issued and, in lieu thereof, holders of the Corporation’s common stock, par value $0.01 per share, shall receive a cash payment. As a result of the reverse stock split, the number of issued and outstanding shares of the Corporation’s common stock, par value $0.01 per share, shall decrease from 995,799,322 to 39,831,972 as adjusted for the cancellation of fractional shares and which may be further adjusted for the cancellation of additional fractional shares. The reverse stock split shall not change the number of registered shares of common stock, par value $0.01 per share, the Corporation is authorized to issue or the par value of the common stock. The stated capital of the

Corporation is hereby reduced from $9,957,993.22 to $398,319.72 which may be further adjusted for the cancellation of fractional shares, and the amount of $9,559,673.50 which may be further adjusted for the cancellation of fractional shares, is allocated to surplus.”

20.	All of the other provisions of the Third Amended and Restated Articles of Incorporation shall remain unchanged.

21.

This amendment to the Third Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares of the Corporation with a right to vote thereon at the annual meeting of shareholders of the Corporation held on May 29, 2020.

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IN WITNESS WHEREOF, I have executed this Amendment to the Third Amended and Restated Articles of Incorporation on this 7th day of August, 2020.

Name: Alexandros Tsirikos
Title: Chief Financial Officer